                      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

         AMENDMENT NO. 1 dated as of January , 2004 (the "Amendment") to the Deposit Agreement dated as of July 1 1996 (the "Deposit Agreement"), among Telefonica del Peru S.A.A., a company organized under the laws of the Republic of Peru (the "Company"), JPMorgan Chase Bank (f.k.a. Morgan Guaranty Trust Company of New York) as depositary (the "Depositary"), and all holders from time to time of American Depositary Receipts ("ADRs") issued thereunder.

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Company and the Depositary entered into the Deposit Agreement for the purposes set forth therein; and

         WHEREAS, pursuant to paragraph (16) of the form of ADR set forth as Exhibit A to the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                                   AMENDMENTS
                                   ----------

         SECTION 2.01. Deposit Agreement and form of ADR. All references in the Deposit Agreement and form of ADR to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement as amended by this Amendment.

         SECTION 2.02. All references in the Deposit Agreement and ADR to "Morgan Guaranty Trust Company of New York" shall be references to "JPMorgan Chase Bank".

         SECTION 2.03. Notices. Section 17(a) of the Deposit Agreement is amended to read as follows:

                JPMorgan Chase Bank
                4 New York Plaza, 13th Floor
                New York, New York 10004
                Attention: ADR Administration
                Facsimile: 212-623-0079

         SECTION 2.04. Paragraph (17) of the form of ADR. Paragraph (17) of the form of ADR is amended and restated in its entirety to read as follows:

                   "(17) Termination. The Depositary may, and shall at the
              written direction of the Company, terminate the Deposit Agreement and the ADRs by mailing notice of such termination to the record holders of all ADRs at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and the ADRs, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the earlier of May 1, 2004 and the expiration of 45 days after the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs entitled thereto which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for certain of its obligations to the Depositary and its agents."


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         SECTION 3.01. Representations and Warranties. The Company represents and warrants to the Depositary and the holders of ADRs that:

         (a) This Amendment, the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, have been duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment, the Deposit Agreement or any other document furnished hereunder or thereunder in the Republic of Peru, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of Peru, nor does any stamp or similar tax or governmental charge need to be paid in the Republic of Peru on or in respect of such agreements; and

         (c) All of the information provided to the Depositary by the Company in connection with this Amendment is, to the best of its knowledge after due inquiry, true, accurate and correct.

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

         SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of the date (the "Effective Date") which is 30 days from the date in which notice of the amendments set forth herein are given to record holders of outstanding ADRs.

         SECTION 4.02. Consent by Continuing Holders. Every holder of an outstanding ADR at the Effective Date shall be deemed, by continuing to hold such ADR, to consent and agree to this Amendment and to the bound by the Deposit Agreement as amended hereby.

         SECTION 4.03. Outstanding ADRs. The Depositary shall not call in for exchange any ADRs issued prior to the Effective Date that do not reflect the changes to the form of ADR effected hereby (as set forth in Exhibit A hereto). Such ADRs shall be deemed amended to reflect such changes without any action on the part of the holders of ADRs, the Company, the Depositary or any other person or entity.

         SECTION 4.04. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 16 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

         SECTION 4.05. GOVERNING LAW. THIS AMENDMENT SHALL BE INTERPRETED AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THE PROVISIONS HEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 4.06. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument. Copies of this Amendment and the Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection at the principal office of the Depositary and main office of the Custodian by any record holder of the ADR during business hours.

         IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                        Telefonica del Peru S.A.A.


                                        By
                                          --------------------------------------
                                        Name:
                                        Title:


                                        By
                                          --------------------------------------
                                        Name:
                                        Title:


                                        JPMorgan Chase Bank


                                        By
                                          --------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                         ANNEXED TO AND INCORPORATED IN
                      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT
                      ------------------------------------

                              [FORM OF FACE OF ADR]
----
Number                                      No. of ADSs:

                                                  Each ADS represents
                                                  Ten Shares

                                                  CUSIP:

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                CLASS B SHARES, NOMINAL VALUE 1.00 NUEVO SOL EACH

                                       of

                           TELEFONICA DEL PERU S.A.A.

                             (Incorporated under the
                          laws of the Republic of Peru)


     JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder (the "Depositary"), hereby certifies that ______ is the registered owner (a "Holder") of American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing ten Class B shares, nominal value 1.00 Nuevo Sol each (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Telefonica del Peru S.A.A., a corporation organized under the laws of the Republic of Peru (the "Company"), deposited at the Lima office of Banco Wiese Ltdo., as Custodian (subject to paragraph (15), the "Custodian"), under the Deposit Agreement dated as of July 1, 1996 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

     (1) Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or,
(c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and
(d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs), except to the extent that the Depositary (in its sole discretion) determines that unusual market conditions require the issuance of Pre-released ADRs in addition to 20% of all such ADSs and (iv) the Depositary shall not have received notice from the Company to stop the issuance of Pre-released ADRs (which notice shall be given at least two business days in advance of its effective date) or, if received, such notice shall not have become effective. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares hereunder represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary shall use its reasonable efforts to refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with the Securities Act of 1933. The Depositary will not deliver Deposited Securities except upon receipt and cancellation of ADRs in exchange therefor.

     (2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of this ADR in form satisfactory to the Depositary at the Transfer Office, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

     (3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it, upon notice to the Company in the case of a closing of the ADR Register outside of the ordinary course of business, or requested by the Company.

     (4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

     (5) Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and the Company shall have no liability therefor. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will make available to the Company or its agent such information from its records as the Company may reasonably request in order to enable the Company or its agent to file necessary reports with governmental authorities or agencies. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

     (6) Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities (including the rules of the Lima Stock Exchange) may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

     (7) Charges of Depositary. The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered; provided, however that the Depositary shall not charge a fee in connection with the initial deposit of Shares in connection with the offering. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in paragraph (16).

     (8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     (9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

                                     JPMORGAN CHASE BANK, as Depositary


                                     By ...............................
                                        Authorized Officer

     The Depositary's office is located at 4 New York Plaza, New York, New York 10004.

                          [FORM OF REVERSE OF RECEIPT]

     (10) Distributions on Deposited Securities. Subject to paragraphs (4) and
(5), to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:

         (a) Cash: Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. Any such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents;

         (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash;

         (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). The Depositary will not make available to Holders any Rights unless a registration statement with respect to such Rights under the Securities Act of 1933 is in effect or unless the offering and sale of such Rights to such Holders is exempt from registration thereunder. Should any distribution of Rights not be possible or if the Depositary deems such distribution is not feasible, the Depositary intends to endeavor to dispose of the Rights for the benefit of the Holders, as stated above. The Company will have no obligation to file any registration statement to permit offering Rights to Holders; and

         (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

         (e) Notwithstanding the foregoing provisions of this paragraph (10), before the Depositary shall sell or otherwise dispose of, for the benefit of Holders, any Share Distributions (except to avoid fractional ADSs), Rights or Other Distributions, the Depositary shall use reasonable efforts to advise the Company of such impending sale or other disposition and follow any reasonable instructions, to the extent such instructions are in keeping with commercially reasonable standards, received from the Company as to the manner and form the sale or disposition shall take. The Company and the Depositary agree that the Depositary shall incur no liability in connection with the fairness of the price received for such Shares provided such Shares are sold in accordance with the Company's instructions.

     (11) Record Dates. The Depositary shall, after consultation with the Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

     (12) Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

     To the extent such instructions are not so received by the Depositary from any Holder, the Depositary shall deem such Holder to have so instructed the Depositary to give a discretionary proxy to a person designated by the Company and the Depositary shall endeavor insofar as practicable to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs as to which such instructions are not so given. Notwithstanding anything to the contrary contained herein, the Depositary shall not be obligated to give any such deemed instruction unless and until the Depositary has been provided with an opinion, which may be given at the time of entering into the Deposit Agreement, of counsel to the Company, in form and substance satisfactory to the Depositary, to the effect that (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the Republic of Peru, (ii) the granting of such proxy will not result in a violation of Peruvian law, rule, regulation or permit and (iii) the voting arrangement and proxy as contemplated herein will be given effect under Peruvian law. If after the date such opinion is delivered to the Depositary the Company is advised by counsel that there has occurred a change in Peruvian law such that the foregoing opinion could no longer be rendered favorably in whole or in part, the Company shall promptly notify the Depositary of such change and the Depositary shall thereafter have no obligation to give any such discretionary proxy. The Company agrees to direct its counsel to inform it of any such changes in Peruvian law.

     (13) Changes Affecting Deposited Securities. Subject to paragraphs (4) and
(5), the Depositary may, in its discretion, after consultation with the Company to the extent practicable, and shall, if the Company so requests, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

     (14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this





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ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions (including deemed instructions) to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, provided that such action or non-action by the Depositary is in good faith. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company and its agents under certain circumstances. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

     (15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

     (16) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

     (17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and the ADRs by mailing notice of such termination to the record holders of all ADRs at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and the ADRs, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the earlier of May 1, 2004 and the expiration of 45 days after the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs entitled thereto which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for certain of its obligations to the Depositary and its agents.